                               INDEX TO EXHIBITS
                                  FORM 10-K/A
                               (AMENDMENT NO.1)
                              Fiscal Year Ended
                               January 31, 1998

EXHIBIT NUMBER 23(b).


Consent of PricewaterhouseCoopers LLP


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                                                                  Exhibit 23(b)


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our report dated January 14, 1999 relating to the financial statements of the Elgin Riverboat Resort-Riverboat Casino as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 included (or incorporated by reference) into the filing on Form 10-K/A on or about March 29, 1999, of Circus Circus Enterprises, Inc. (the "Company") for the year ended January 31, 1998, into the Company's previously filed Form S-8 Registration Statements File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303 and
333-51073 and into the Company's previously filed Form S-3 Registration Statement File No. 333-60975.



PricewaterhouseCoopers LLP


March 29, 1999


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